UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2014

CULLEN AGRICULTURAL HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53806	27-0863248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1193 Seven Oaks Rd., Waynesboro, Georgia	30830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 621-6737

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2014, Cullen Agricultural Holding Corp. (“Cullen”) agreed to provide a loan in the amount of $300,000 to an operating company (the “Borrower”) with which Cullen has been engaged in discussions regarding a potential acquisition. The loan shall be evidenced by a promissory note issued from the Borrower to Cullen, bearing an interest rate of 6% per annum and maturing on August 31, 2014. The loan is on the same terms as the loans made by Cullen to the same Borrower in November and December 2013. Accordingly, an aggregate of $1,500,000 is owed by the Borrower to Cullen. The loans provide that all principal and interest outstanding shall be applied to the purchase price in any transaction between Cullen and the Borrower.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, Robert Hersov advised Cullen’s board of directors (“Board”) that, effective as of such date, he was resigning as a member of the Board. Mr. Hersov’s resignation was not due to any disagreement with Cullen or its management on any matter relating to Cullen’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2014

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul N. Vassilakos
Name: Paul N. Vassilakos Title: Chief Executive Officer